Exhibit 24.2
OMNIBUS POWERS OF ATTORNEY
July 26, 2017
Each person whose signature appears below authorizes each of Thomas E. Moran, Nigel Crawford, Estelle Diggin, and Nicolas Papaioannou or any of them as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer or manager, as the case may be, of the applicable registrants listed on Schedule A hereto, a Registration Statement on Form S-3 and any amendments, including post-effective amendments, with all the exhibits thereto, and all other documents in connection therewith, as applicable, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.
This Omnibus Powers of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Balance of Page Intentionally Blank]

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the date first written above.

/s/ Craig Arnold	/s/ Richard H. Fearon
Craig Arnold	Richard H. Fearon

/s/ Ken D. Semelsberger	/s/ Todd M. Bluedorn
Ken D. Semelsberger	Todd M. Bluedorn

/s/ Christopher M. Connor	/s/ Michael J. Critelli
Christopher M. Connor	Michael J. Critelli

/s/ Charles E. Golden	/s/ Arthur E. Johnson
Charles E. Golden	Arthur E. Johnson

/s/Deborah L. McCoy	/s/ Gregory R. Page
Deborah L. McCoy	Gregory R. Page

/s/ Sandra Pianalto	/s/ Gerald B. Smith
Sandra Pianalto	Gerald B. Smith

/s/ Dorothy C. Thompson
Dorothy C. Thompson

[Signature page to Omnibus Powers of Attorney for Irish Entities]

/s/ Thomas E. Moran
Thomas E. Moran

/s/ Olivier Ophèle
Olivier Ophèle

/s/ Nicholas Papaioannou
Nicholas Papaioannou

[Signature page to Omnibus Powers of Attorney for Irish Entities]

Schedule A – Registrants

1.	Eaton Corporation plc

2.	Cooper Industries Unlimited Company

3.	Eaton Capital Unlimited Company

COOPER INDUSTRIES UNLIMITED COMPANY
EATON CAPITAL UNLIMITED COMPANY
(the "Companies")

CERTIFICATE
The undersigned, Thomas E. Moran, as Secretary of the Companies, DOES HEREBY CERTIFY THAT the resolutions attached as Annex A hereto are true and correct copies of the resolutions excerpted from the Unanimous Written Consents of the Board of Directors of each of the Companies (collectively, the "Consents"); and such Consents were duly adopted on the dates set forth in Annex A, and the resolutions therein are in full force and effect on the date hereof.
WITNESS my hand and the seal of the Company this 28th day of February 2018.

/s/ Thomas E. Moran Thomas E. Moran Secretary

Excerpt from the Unanimous Written Consent
of the Board of Directors of Cooper Industries Unlimited Company
on February 28, 2018

RESOLVED, that each officer and director of the Company that may be required to execute the Shelf Registration Statement or any and all amendments thereto or documents in connection therewith (whether for or on behalf of the Company, or as an officer or director of the Company, or otherwise) be, and hereby is, authorized to execute a power of attorney appointing Thomas E. Moran, Nigel Crawford, Estelle Diggin and Nicolas Papaioannou, his or her attorneys-in-fact, each with power of substitution and resubstitution, in their names and in their capacities as directors and/or officers of the Company, to sign the Shelf Registration Statement, any and all amendments and supplements thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to perform, in the name of and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or advisable to be done in connection therewith as fully for all intents and purposes as such officers or directors could do in person; and it is further

Excerpt from the Unanimous Written Consent
of the Board of Directors of Eaton Capital Unlimited Company
on February 28, 2018

RESOLVED, that each officer and director of the Company that may be required to execute the Shelf Registration Statement or any and all amendments thereto or documents in connection therewith (whether for or on behalf of the Company, or as an officer or director of the Company, or otherwise) be, and hereby is, authorized to execute a power of attorney appointing Thomas E. Moran, Nigel Crawford, Estelle Diggin and Nicolas Papaioannou, his or her attorneys-in-fact, each with power of substitution and resubstitution, in their names and in their capacities as directors and/or officers of the Company, to sign the Shelf Registration Statement, any and all amendments and supplements thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to perform, in the name of and on behalf of each of said officers and directors who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or advisable to be done in connection therewith as fully for all intents and purposes as such officers or directors could do in person; and it is further

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